                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-55547, 33-55657 and 333-42019) of Coram Healthcare Corporation of our report dated March 27, 1998 with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

We also consent to the incorporation by referenced in Amendment No. 3 to the Registration Statements (Form S-3 No. 33-59661 and 33-60959) and Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12955) and related Prospectuses of Coram Healthcare Corporation for the registration of 3,526,325, 2,686,656 and 184,444 shares, respectively, of its common stock, of our report dated March 27, 1998, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in the above-referenced Form 10-K.


                                             ERNST & YOUNG LLP

Denver, Colorado
March 27, 1998